Exhibit 99.1

Tron Inc. Reports Record Second Quarter Financial Results

-Over $111,000,000 in Shareholders’ Equity

- Largest TRX Holdings of Any Public Company

Winter Park, Florida, August 11, 2025 — Tron Inc. (Nasdaq: TRON) (the “Company”), an innovation leader at the intersection of blockchain, entertainment and digital assets announced financial results for the fiscal quarter ending on June 30, 2025, in its Form 10-Q filed with the Securities and Exchange Commission (the “SEC”) on Friday.

The Company reported net income of $1,467,855 for the three months ended June 30, 2025, compared to a loss of $520,971 in the prior-year period and paid off the remaining $500,000 on its promissory note leaving no debt other than operating accounts payable. In addition, Tron Inc. ended the second quarter of 2025 with over $111 million in shareholders’ equity, supported by a strong asset base including cash, cash equivalents, restricted cash, and investments in TRON tokens (TRX) — marking an extraordinary over 3,500% year-over-year increase from under $3.1 million in the same period of 2024.

Management attributes this rapid growth to the Company’s disciplined cost structure, low cash burn rate, and its strategic investments in high-growth digital assets. This strong financial position is expected to fuel upcoming expansion initiatives, including enhancing the Company’s digital asset portfolio and advancing its blockchain-entertainment ecosystem.

“We believe Tron Inc. is exceptionally well-positioned to seize opportunities in the fast-evolving digital economy,” said Rich Miller, CEO of Tron Inc. “Our robust balance sheet and operational discipline give us the flexibility to pursue strategic growth while maximizing shareholder value.”

About Tron Inc.

Tron Inc. (formerly SRM Entertainment, Inc.) is a publicly traded company pioneering blockchain-integrated treasury strategies. As the public company with the largest TRON (TRX) tokens holdings, Tron Inc. is committed to transparency, and the adoption of decentralized finance for long-term value creation. In addition, through its wholly owned subsidiary, the Company designs, develops, and manufactures custom merchandise which includes toys and souvenirs for the world’s largest theme parks and other entertainment venues. Many of the Company’s products are based on award winning multi-billion-dollar entertainment franchises that are featured in popular movies and books. The products are distributed worldwide at Walt Disney Parks and Resorts, Universal Parks and Destinations, United Parks and Resorts – SeaWorld, Six Flags and other attractions.

Caution Regarding Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. These statements include, but are not limited to, statements regarding the Company’s continued expansion into blockchain-powered treasury holdings and long-term vision to build shareholder value through innovation and strategic leadership. These statements are subject to uncertainties and risks including, but not limited to, the risk factors discussed in the Risk Factors and in Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our Forms 10-K, 10-Q and other reports filed with the SEC and available at www.sec.gov. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law.

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website: SRMentertainment.com